My Virtual Physician, Inc.

Dr. David Howard, MD, PhD, OB/GYN | CEO of My Virtual Physician, recognized a need for comprehensive Telehealth. He transformed the traditional clinic model and adapted it entirely to fit into the virtual space, offering Primary care, Endocrinology, and Gynecology services online.


My VIRTUAL PHYSICIAN
Premium, Multispecialty Healthcare Across all 50 States.

Invest

$100 minimum investment

DEADLINE: August 30, 2024

in 3 months

SHARE PRICE

$10

TOTAL RAISED

$0

VALUATION

$8,000,000

Reg CF offering provided by Netcapital Funding Portal Inc.

INTRODUCTION

Most states bar the corporate practice of medicine, and care by doctors must be rendered through a professional entity, such as DL Howard M.D. PH.D, PLLC. We cannot sell ownership interests in DL Howard M.D. PH.D, PLLC, so we are selling shares of our new company, My Virtual Physician, Inc. (defined herein as the "Company"), which will act as the exclusive management services organization ("MSO") over two professional entities, My Virtual Physician, P.C. and DL Howard M.D. PH.D, PLLC (collectively defined as "My Virtual Physician"). Under the MSO agreement, 100% of the profits from the two professional entities will belong to the Company.

My Virtual Physician was created when Dr. David Howard noticed a huge gap in the Telemedicine industry. Most large telehealth companies were virtual urgent care that did not deliver specialist care beyond dermatology and psychiatry. On the opposite extreme, several "niche" telehealth companies focused on a very narrow clinical area.

We are driven by the vision of a world where anyone can access top-tier medical advice within minutes, and where distance and economic status do not dictate the quality of healthcare one receives.

You have to believe in the founder



U.S. AIR FORCE

Dr. David Howard, the visionary, founder, and sole stakeholder, has remarkably bootstrapped My Virtual Physician while balancing demanding hours in a hospital's labor and delivery department. Over the past four years, Dr. Howard's dedication and strategic growth efforts have propelled the company to achieve sustainable and substantial success.

Dr. David Howard was born in Jamaica and immigrated to the U.S. at eighteen years old. Dr. Howard received his Bachelor of Arts in Psychology from the Johns Hopkins University and then pursued his Md and Ph.D. in Epidemiology through the Medical Scientist Training Program at the Johns Hopkins School of Medicine.

SUCCESS TO DATE



Our Milestones
13.25% Annual increase
2022
$415,000 Annual Gross Revenue
2023
$470,000 Annual Gross Revenue
2020
Company Formed
2021
$200,000 Annual Gross Revenue

- 2020 My Virtual Physician was formed
- 2021 My Virtual Physician was seeing **40-60 patients a month**
- 2022 My Virtual Physician posted **solid revenue of $415,000**
- 2023 My Virtual Physician had a 13.25% annual increase with over 4,000 billable patient visits which resulted in **$470,000 Annual Gross Revenue**
- **Healthcare Business Review**
  My Virtual Physician: Easier Access To Specialty Care
- 2024 My Virtual Physician, Inc. (the "Company") was formed and executed a Management Services Organization (MSO) agreement with My Virtual Physician, so that all revenues and expenses belong to the Company.

PROBLEM

Fast Facts:

- Most Telehealth platforms are very niche which results in fragmented care and inefficiencies in healthcare delivery.
- The average wait time for an OB-GYN appointment is 31.4 days, a 19% increase from 2017.
- Rising demand for reducing hospital admissions and improving hospital workflow.
- Brick-and-mortar doctor's offices only operate Monday - Friday for an average of 7 hours per day.
- Increasing shortage of physicians and high burnout rates in the healthcare industry.
- There is not a Telehealth company dedicated to women's health that has OB/GYNs in all 50 states and that accepts insurance.
- Almost all states require that the Telehealth doctor be licensed in the state where the patient is located. There is not a Telehealth company that has specialty doctors in all 50 states that work with a large network of insurance companies.


Why My Virtual Physician?
We are a national Telehealth Company.
The Why
We offer patients better access to high quality, efficient medical services.
By leveraging the power of telemedicine coupled with employed OBGYNs My Virtual Physician can get patients seen same day most days vs and average of 31 days
Patients will require fewer scheduled outpatient visits and have more accessibility
We have a diverse revenue strategy that doesn't put too much weight on generating revenue from any one source.
Because of our diversity, we are better positioned to withstand shocks that might disrupt any of our revenue sources.
Constant revenue flow and established partnerships with other apps that drive traffic

SOLUTION

“No more fragmented care for you and your loved ones - My Virtual Physician is not another niche Telehealth company.”

What makes My Virtual Physician truly unique is that we operate like a comprehensive, integrated, multi-specialty brick-and-mortar clinic except we are entirely in the virtual space. Our 3 main specialties are Primary care/chronic care; Endocrinology; and Gynecology.

My Virtual Physician has the infrastructure to support niche Telehealth companies expand their reach by partnering with us to access our wide network of insurance partners, and a diverse team of healthcare professionals.

My Virtual Physician can see patients Monday - Sunday 11 am - 11 pm EST with little to no wait time, and can bill insurance.

We also offer behavioral health, pediatrics, and dermatology. Our services are expanding rapidly.

My Virtual Physician is available in the Apple Store and Google Play Store.


My Virtual Physician App
Available on OIS and google play store
Our app
Branded our own app for free by leveraging our partnership with LifeHealth and launched it in record timing!
We now have our own app in both app stores
Providing men, women & children virtual physician visits with license doctors
Before the launch, the app had a preexisting agreement with Wootablets for the affordable connectivity programs. The app is automatically on all tablets.
Wootablets were given to 50k people at launch across the nation, and that number is growing
Online Virtual Doctor Visits


Gynecology Specialists
Dr. David L Howard
OBGYN, M.D., PhD.
Dr. Michelle Keeley
Director of OBGYN & Physician Recruitment
Dr. Radihka Sharma
OBGYN
Dr. Patricia Convery
OBGYN
Dr. Kara McElligot Park
OBGYN
Dr. Karen Lee
OBGYN
Dr. Tammy Kelly
OBGYN


Primary Care Specialists
MyVIRTUAL PHYSICIAN
Dr. Christina Cherian
DIRECTOR OF CHRONIC CARE
Dr. Rajbir Grewal
FAMILY MEDICINE
Dr. Aishwarya Sharma
FAMILY MEDICINE
Dr. Satya Acharya
INTERNAL MEDICINE
Dr. Hemang Thakor
FAMILY MEDICINE
Dr. Aravinda Ayyagari
PEDIATRICIAN
Dr. Mary Clifton
INTERNAL MEDICINE
Dr. Tiffany Nguyễn
FAMILY MEDICINE
Michelle Mitchell
FAMILY MEDICINE
Elizebeth Morgan
FAMILY MEDICINE
Jason Heine
FAMILY MEDICINE
Felicia Love
NURSE PRACTITIONER


Executive Team
Dr. David L. Howard
M.D., PH.D, CEO, OB/GYN
Dr. Christina Cherian
MD, Director of Chronic Care
Dr. Michelle Keeley
MD, Director of Gynecology
Alia Bober
Assistant Director
Emily Kemmet
Practice Manager
Christine Conoly
Partnership Project Manager
Clinical Support Team
Naundi smith
CMA
Judith Flores
Virtual Medical Assistant
Elena Schumaker
BSN, HEAD CMA, C.L.P, CE/CME
Michael Bermudez
Virtual Medical Assistant
Kristie Delito
Virtual Medical Assistant
Back Office Team
Joel Miolata
Scheduling coordinator
Manuel Abalos
Medical Biller
Extra


WHAT PATIENTS ARE SAYING ABOUT
MyVIRTUAL PHYSICIAN


WHAT PATIENTS ARE SAYING ABOUT
MyVIRTUAL PHYSICIAN


"I absolutely love My Virtual Physician!! Dr. Cherian and the staff always take good care of me and listen to my needs. I will definitely be referring My Virtual Physician to family and friends!!"
Veronica Wilson


"I am so glad that I found them. My doctors office is so backed up. It takes 2 to 3 months. I was hesitant at first I have never had a virtual position outside of my doctor. When I got on there I told her everything she listened to me. She gave me all medication that were needed and was there when my doctor would not prescribe me a medication that was desperately needed. I am extremely impressed at the way that she listened to me and worked with me the whole time. I have seen her three times now and I don't plan on going back to my doctor. I highly recommend this place Saves so much time and stress!!!"
Heather Thomas


WHAT PATIENTS ARE SAYING ABOUT
My VIRTUAL PHYSICIAN
"Dr. Cherian listened carefully to my concerns and provided thoughtful suggestions and advice on moving to a plant-based diet. She was prompt in writing a prescription that I needed, with excellent subsequent follow-up."
Bill Hazelton


WHAT PATIENTS ARE SAYING ABOUT
My VIRTUAL PHYSICIAN
"Dr. Howard and their team were beyond phenomenal. They were very attentive to all my needs and made sure to walk me through the process to make it as simple as possible. Their time efficiency was incredible, I never had to wait for a response. 10/10 would recommend to all my friends and family members! If you go here please ask for Dr. Howard. You will not regret it!"
Maria Vitoria

BUSINESS MODEL

We believe our pathway to profitability consists of three parallel strategies:

1. Increase the volume of patients seen organically.
2. Capitalize on B2B partnerships that expose us to more patients.
3. Partner with all of the niche telehealth companies that have a narrow focus so that patients can have wrap-around care.

My Virtual Physician has relationships with **Lakeside Rural Health Clinic, Caya, and Health Warehouse Online Pharmacy**. Additionally, My Virtual Physician has B2B partnerships with **Seattle Sperm Bank, Uresta, Your-Medical-Store.com, Adnab remote patient monitoring, Razor Bumps, Inc., The Day Research Center, WeeCare, and Sunu Post-Natal Retreat.**

The partnership with WeeCare in particular is very promising because it has already contributed to our volume in April being over 50% more than our average monthly volume during the first quarter. And that's just with 2 states. WeeCare has a national audience and our partnership with them is going to grow nationally.

My Virtual Physician is in negotiations to partner with Boram Post-Natal Retreat and Yuzi Post Natal Retreat, Pacify (app).

The Telehealth & Telemedicine Market is $101.2B, poised to reach $285.7B by 2028, CAGR of 24.3% from 2024 to 2030.

Grandview Research

MARKET

The services segment held the largest revenue share of 47.2% in 2023. The segment is anticipated to grow at a lucrative rate owing to the prevailing trend of outsourcing these services. As healthcare facilities lack the resources and skill sets required for the deployment of digital health solutions, these services are outsourced.

The growing need of telehealth applications in chronic disease management, real-time monitoring, rapid advancements in digital infrastructure, growing internet & smartphone penetration, and development in hardware & software components is driving segment growth. As a result, the constantly evolving digital space is expected to support a growing need for these services.

TEAM



Dr. David L. Howard, M.D., PH.D, CEO, OBGYN

CEO

Dr. David Howard was originally born in Jamaica and immigrated to the U.S. at the age of eighteen. He served 4 years in the United States Air Force. He received his Bachelor of Arts in Psychology from the Johns Hopkins University and then pursued his Md and Ph.D. in Epidemiology through the Medical Scientist Training Program at the Johns Hopkins School of Medicine.

Dr. Howard was voted as being among the top 10% of scientific reviewers for Obstetrics and Gynecology, the highest-ranked journal in the field in the United States.



Dr. Christina Cherian, MD, Director of Chronic Care

Nutrition, Family Medicine, and Director of Chronic Care

Dr. Christina Cherian is a board-certified Family Medicine physician. She completed her undergraduate career at the University of South Florida in Tampa, Florida, where she majored in Biomedical Sciences and minored in Public Health. She remained at the University of South Florida Morsani College of Medicine for her medical degree through the Honors Medical Program. She completed her residency in Family Medicine at the St. Vincent's Family Medicine Center in Jacksonville, Florida, and was awarded the Jane Lanier Community Service Award upon graduation.



Dr. Michelle Keeley, MD, Director of Gynecology and Director of Physician Recruitment

OB/GYN

Dr. Michelle Keeley is board-certified in obstetrics and gynecology and a certified menopause specialist with the North American Menopause Society (NAMS). She attended the University of Michigan for her undergraduate degree and earned her medical degree from Wright State University. She completed her residency training at William Beaumont Hospital in Royal Oak, Michigan. She customizes her care to provide individualized treatment plans. Her practice encompasses general obstetrics and gynecology with a special interest in discussing therapies for contraception, heavy menstrual bleeding, polycystic ovarian syndrome (PCOS), and menopausal symptoms.


Dr. Christina Cherian
DIRECTOR OF CHRONIC CARE
Dr. Rajbir Grewal
FAMILY MEDICINE
Dr. Aishwarya Sharma
FAMILY MEDICINE
Dr. Satya Acharya
INTERNAL MEDICINE
Dr. Hemang Thakor
FAMILY MEDICINE
Dr. Aravinda Ayyagari
PEDIATRICIAN
Dr. Mary Clifton
INTERNAL MEDICINE
Dr. Tiffany Nguyễn
FAMILY MEDICINE
Michelle Mitchell
FAMILY MEDICINE
Elizebeth Morgan
FAMILY MEDICINE
Jason Heine
FAMILY MEDICINE
Felicia Love
NURSE PRACTITIONER


Dr. David L Howard
OBGYN, M.D., PhD.
Dr. Michelle Keeley
Director of OBGYN
& Physician Recruitment
Dr. Radihka Sharma
OBGYN
Dr. Patricia Convery
OBGYN
Dr. Kara McElligot Park
OBGYN
Dr. Karen Lee
OBGYN
Dr. Tammy Kelly
OBGYN


Executive Team
Dr. David L. Howard
M.D., PH.D, CEO,
OB/GYN
Dr. Christina Cherian
MD, Director of
Chronic Care
Dr. Michelle Keeley
MD, Director of
Gynecology
Alia Bober
Assistant Director
Emily Kemmet
Practice Manager
Christine Conoly
Partnership Project
Manager
Clinical Support Team
Naundi smith
CMA
Judith Flores
Virtual Medical Assistant
Elena Schumaker
BSN, HEAD CMA, C.L.P,
CE/CME
Michael Bermudez
Virtual Medical Assistant
Kristie Delito
Virtual Medical Assistant
Back Office Team
Joel Miolata
Scheduling coordinator
Manuel Abalos
Medical Biller

INVESTOR INVITATION

Imagine a world where healthcare is not just a necessity, but a seamless, compassionate extension of our daily lives. A world where distance, time, and complexity no longer stand between you, your loved ones, and the medical care you deserve. My Virtual Physician is committed to creating this world. Our platform is not just another telehealth service; we believe it is a revolutionary approach to integrated patient-centered care. At My Virtual Physician, we believe that healthcare should be as unique and comprehensive as the lives it aims to improve. **We brought together a diverse team of top-tier specialists, from obstetrics and gynecology to family medicine and dermatology, united under one virtual roof.** This is not just about convenience; it is also about building a healthcare community that understands and caters to the multifaceted needs of every patient and family.

Investing in My Virtual Physician means investing in a future where healthcare barriers are dismantled.

Our team, led by individuals such as Dr. David Howard, a Johns Hopkins-educated OBGYN with a deep passion for both patient care and groundbreaking research, is at the forefront of this change. Each member of our team, from Dr. Kara with her decade-plus OB/GYN experience and board certifications to Dr. Christina Cherian, who is educated in the prevention and reversal of chronic diseases such as high blood pressure, diabetes, and high cholesterol through the tenets of lifestyle medicine, especially plant-based nutrition, exemplifies our commitment to excellence and being a well-rounded Telehealth company.

Our approach is not just about addressing illness; it is also about fostering wellness, understanding, and trust. It is about providing care that is not only expert and efficient but also deeply compassionate and personalized.

By investing in My Virtual Physician you are championing a vision that values the health and happiness of individuals and communities alike. You are not just supporting a company; **you are advocating for a movement that believes in the power of healthcare to change lives for the better, wherever they are, and whenever they need it.**

We invite you to be part of this transformative journey to help us expand our reach and deepen our impact. Your investment in My Virtual Physician is an investment in a healthier and more connected world. Let us make the future of healthcare not just a vision, but a reality.

USE OF PROCEEDS

If the offering's maximum amount of $1,000,000 is raised:

Use	Value	% of Proceeds
Sustainable Hiring	$500,000	50.0%
Operating Expenditures	$310,000	31.0%
Marketing Social Media Ads Manageent	$10,000	1.0%
Advertising	$20,000	2.0%
Website Technology Upgrade	$61,000	6.1%
Services for our app - improvements	$50,000	5.0%
Intermediary fees	$49,000	4.9%

TERMS

This is an offering of Common Stock, under registration exemption 4(a)(6), in My Virtual Physician, Inc.. This offering must raise at least $10,000 by August 30, 2024 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. My Virtual Physician, Inc. may issue additional securities to raise up to $1,000,000, the offering's *maximum*.

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

900,000 shares
× $10 per share

$9,000,000 implied valuation

FINANCIALS

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

SEC FILINGS

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

Latest Offering Statement

UNDERSTAND THE RISKS

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

MORE INFO

- Website
- Facebook

UPDATES

Jun 4, 2024 • Primary offering of 100,000 shares at $10

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